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                                                                    Exhibit 10.1

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (the "Lease"), made as of the 1st day of September, 1998, by and between ROBERT J. HIGGINS, residing at 6 Sage Estate, Menands, New York 12204 (the "Landlord'), and RECORD TOWN, INC. and TRANS WORLD ENTERTAINMENT CORP., New York corporations having their principal offices at 38 Corporate Circle, Albany, New York 12203 (jointly and severally referred to herein as "Tenant").
                                   WlTNESSETH:

         WHEREAS, the Landlord and Tenant entered into a Lease Agreement, dated April 1, 1985 (the "Original Lease"), for an office building and distribution center (the "Existing Warehouse"), covering approximately 80,000 square feet at 38 Corporate Circle; and
         WHEREAS, the Tenant and the Landlord entered into a lease dated as of November 1, 1989 (the "Warehouse Lease") for a 77,135 square foot addition to the distribution center (the "New Warehouse"), located partially on premises demised by the Original Lease and extending on to a contiguous parcel owned by the Landlord, which New Warehouse is more fully shown on Exhibit "A" attached hereto; and
         WHEREAS, the Landlord has constructed, to the Tenant's requirements and specifications 19,100 square feet of additional office space located partially on premises demised by the original lease and extending to the parcel formerly known as 44 Corporate Circle, which additional office space are more fully shown on Exhibit "B" attached hereto; and
         WHEREAS, the Landlord and Tenant desire to provide for a separate and distinct Lease and financial obligation running from Tenant to Landlord for the additional office space and

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parking area conterminous with the obligations existing under the Original Lease and the Warehouse Lease.

         NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant agree as follows:

                                   SECTION 1.

                                DEMISED PREMISES

         1.1 The Landlord hereby leases to the Tenant and the Tenant hereby takes from the Landlord, for the term and upon the terms, covenants and conditions set forth in this Lease, the following: (i) the additional office spaces and (ii) that certain parcel of land with an area approximately 3.58 acres formerly identified as 44 Corporate Circle in the City of Albany, Albany County, New York as more fully described in Exhibit "B", together with that portion of the land demised by the Original Lease that lies beneath the additional office space (all of the real property demised for use of the additional office space is together referred to herein as the "Land"), as shown on Exhibit "C" (a perimeter survey map) together with all rights, privileges, easements and appurtenances belonging hereto. The Land and the additional office space are hereinafter referred to as the "Demised Premises".

                                   SECTION 2.

                                      TERM

         2.1 The term of this lease shall commence September 1, 1998 (the "Commencement Date") and expire on December 31, 2015, unless earlier terminated pursuant to the provisions contained herein. The Lease is intended to be coterminous with the Original Lease.

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                                   SECTION 3.

                                      RENT

         3.1 Tenant covenants and agrees to pay the Landlord by way of rental for the Demised Premises, in lawful money of the United States, without any prior demand and without any setoff or deduction whatsoever, the sum of Three Hundred Fifteen Thousand and no/100 ($315,000.00) Dollars per year (the "Base Minimum Rent"), payable in equal monthly installments of Twenty Six Thousand Two Hundred Fifty and no/100 ($26,250.00) Dollars each on the first day of each and every month during the term of this Lease, subject to the increases set forth in
Section 3.3 below.

         3.2 (A) It is intended that the Base Minimum Rent shall be and continue to be, payable in all events throughout the term hereof, and shall be an absolutely net return to the Landlord for the term of this Lease, free of any loss, cost expense or charges with respect to the Demised Premises, including without limitation by reason of enumeration, maintenance, repairs, cost of replacement of buildings and charges and other such impositions now or hereafter imposed upon or related to the Demised Premises herein.

                    (b) SUCH RENT HEREUNDER IS ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, RECOUPMENT, DIMINUTION, REDUCTION OR SETOFF WHATSOEVER. THE TENANT UNDERSTANDS AND AGREES THAT THE RENT PAYMENTS UNDER THIS LEASE, BUT NOT THE OBLIGATIONS HEREUNDER, WILL BE ASSIGNED TO THE LANDLORD'S DESIGNATED LENDER (WHICH LENDERS, MORTGAGEES, HOLDERS OF TRUST DEED, AND THEIR SUCCESSORS AND ASSIGNS ARE REFERRED TO HEREIN AS THE

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"LENDER").

         3.3 Commencing and effective as of January 1, 2000 and every two years thereafter, the Base Minimum Rent shall be increased (but not decreased) to reflect the increase, if any, in the annual cost of living during the preceding two year period. The Base Minimum Rent shall be amended and revised effective as of each such January 1 to become the product of the then-current Base Minimum Rent and a fraction (which shall not be less than 1.0), the numerator of which is the "CPI-All Urban Consumer, (1982-84=100), U.S. City Average, All Items", as published by the Bureau of Labor Statistics of the U.S. Department of Labor (referred to herein as the "Price Index") reported for the immediately-preceding December, and the denominator of which is the Price Index in the month of December two years earlier. The retroactive rental increase, if any, shall be payable by Tenant within 10 days after publication of the Price Index, and all future payments of Base Minimum Rent shall be based upon the revised Base Minimum Rent until further adjustment.

         3.4 The Landlord and Tenant hereby stipulate that, for all intents and purposes, the Base Minimum Rent shall be accrued on a cash basis as payable pursuant to the terms of this Lease.

                                   SECTION 4.

                                       USE

         4.1 The Tenant may use and occupy the Demised Premises for office and warehouse distribution purposes only, in a manner consistent with the zoning existing on the Commencement Date or as thereafter modified, and for no other purpose whatsoever.

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                               REAL PROPERTY TAXES

         5.1 Tenant agrees to pay before they become delinquent, any and all real estate taxes, payments in lieu of taxes and special assessments, water and sewer rents, and any other governmental charges, general and special, ordinary or extraordinary (collectively referred to herein as the "Real Property Taxes"), that are lawfully levied or assessed against the Demised Premises. Tenant does hereby indemnify, defend and hold the Landlord harmless from and against any and all damages and costs (including reasonable attorneys' fees ) caused by or resulting from Tenant's failure to pay on a timely basis any Real Property Taxes.
         5.2 Landlord or Tenant may request and take whatever steps are required to obtain a separate tax bill for the Demised Premises and, if so obtained, the Tenant shall pay said tax bill in a timely manner. In the event the taxing authority refuses to allow a separate tax bill for the Demised Premises, then a method of computation provided by the local assessor's office showing how it arrived at the tax computation for Tenant's improvements and the land shall be satisfactory and binding upon Landlord and Tenant.

         5.3 If by law any such Real Property Taxes may be paid in installments, Tenant shall pay each such installment on or before the date upon which such installment may be paid before delinquency, and Tenant shall exhibit to Landlord for examination for all such taxes within 30 days after the last day upon which the same may be so paid.

         5.4 In the event Tenant fails to pay any such Real Property Taxes before delinquency, and if such default shall continue for an additional period of thirty (30) days after Landlord shall have given Tenant notice in writing of the existence thereof, then in such event, Landlord may

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pay such taxes, together with all interest and penalties thereon or in connection therewith, and the amount so paid shall be deemed to be additional rent then due and payable by Tenant to Landlord. The amount of any payment made by Landlord shall accrue interest at the rate of two (2%) percent in excess of the prime lending rate charged by any Lender.

         5.5 Anything contained herein to the contrary notwithstanding, Landlord agrees that Tenant shall have the right to contest the amount or legality of any Real Property Taxes which it is obligated to pay, and the right to make application for the reduction thereof or of any assessment upon which the same may be based, but this shall not be deemed or construed in any way as releasing or discharging Tenant's covenant to pay such taxes. Landlord shall, at the request of Tenant, join in any such proceedings or application; provided, however, that Tenant agrees to indemnify Landlord against all liabilities, damages, costs and expenses, including counsel fees, in connection therewith, and all such proceedings and applications shall be without cost or expense or liability to Landlord. If Tenant shall contest the amount or legality of any such imposition, or make application for the reduction thereof, or of any assessment which the same may be based, the time within which Tenant shall be required to pay the same shall be extended until such contest or application shall have been finally determined (including all appeals with respect thereto), but only if such legal proceedings or such action as Tenant may and does take in connection therewith shall operate to prevent or stay the collection of the impositions contested and the sale of the Demised Premises, or any part thereof, to satisfy the same. Tenant agrees that it will prosecute any such contest or application with due diligence and that it will, within thirty (30) days after final determination thereof (including all appeals with respect thereto), pay the amount of such taxes which may have been the subject of such contest

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or application as so determined, together with any interest and penalties, costs and charges which may be payable in connection therewith; provided, HOWEVER, that if at any time payment of the whole or any part of the amount so contested shall be necessary in order to prevent sale or forfeiture of the Demised
Premises or any part thereof or interest therein because of the non-payment of such imposition, then Tenant shall be obligated at all times to protect the title and interest of Landlord in the Demised Premises, including all buildings, improvements and equipment thereon, against all forfeiture or loss resulting from the non-payment of any taxes or any penalties, costs or charges in connection therewith.

         5.6 Nothing herein contained shall require Tenant to pay municipal, state or federal income, excess profits, revenue or excise taxes assessed against or imposed upon Landlord, or municipal, state or federal capital levy, capital stock, estate, succession, inheritance, devolution, transfer or gift taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee (or undivided interest(s) in the fee) of the Demised Premises, or any other taxes of a similar nature which are or may become payable by Landlord or which may be imposed against Landlord, the income or profits of Landlord, by reason of any law now in force or hereinafter enacted, except that the Tenant shall reimburse the Landlord for any tax, excise, surcharge or assessment upon or against the Base Minimum Rent.

         5.7 As respects the year in which the term of this Lease expires or terminates, Tenant shall not be liable for taxes in respect of the improvements and/or the land comprising the Demised Premises which are applicable to the fractional period subsequent to termination, and if Tenant shall have previously paid any such taxes for which it is not so liable, Landlord shall refund the excess to Tenant.

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                                   SECTION 6.

                                   INSURANCE

         6.1 Tenant agrees to maintain on any buildings and improvements now or hereafter erected on the Demised Premises fire insurance with extended coverage in an amount not less than ninety percent (90%) of the replacement cost of the buildings and improvements with the exception of site work, footings and foundations. Said policy or policies shall name Landlord as an additionally named insured with a certificate of said policy being furnished Landlord at the time of occupancy by Tenant of the Demised Premises. Said Policy shall have endorsed thereon the standard New York mortgagee clause naming Landlord's mortgagee. In the event Tenant fails to pay the premiums as they become due for said fire and extended coverage (said policies to contain a clause whereby the same may not be canceled until fifteen (15) days have elapsed after Landlord has been given notice of Tenant's failure to pay said premium), Landlord may pay said premium or premiums. In the event Landlord pays for said premiums, the amount so paid shall be charged to Tenant as additional rent and shall be due and payable to Landlord at the next monthly rent payment date after receiving notice from Landlord that it has paid such premium.

         6.2 Tenant shall carry, at its own expense, public liability insurance with coverage of at least $3,000,000/$5,000,000 and $500,000 property damage insurance for the benefit of both Landlord and Tenant, provided from insurance companies rated at least "A" by Best. A certificate of insurance for the above policies shall contain an endorsement by the insurance company agreeing to give the Landlord fifteen (15) days written notice before canceling the coverage for any reason. Should the Tenant fail to pay the premium on said policies, Landlord may pay the same and charge the cost thereof to the Tenant as additional rent on the next rental

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payment date. Landlord may request higher limits from time to time as is reasonably consistent with industry practices, but that requested increases of at least the cumulative rate of increase in the Price Index shall, if requested by Landlord, be deemed to be reasonable.

         6.3 All insurance required by this Lease may be provided under Tenant's blanket policies from time to time in effect.

                                   SECTION 7.

                         REPAIRS, ALTERATIONS AND TITLE

                                 TO IMPROVEMENTS

         7.1 Tenant may not make any alterations, additions and improvements to the Demised Premises without Landlord's consent, which consent shall not be unreasonably withheld. The Tenant shall take good care of the Demised Premises and shall make all necessary structural and non-structural repairs to the exterior and interior thereof, and to the fixtures and equipment therein, including all plumbing, heating, air conditioning and electrical fixtures, and sewer laterals connecting the Demised Premises to any services. Upon the expiration or other termination of this Lease, the Tenant shall surrender the Demised Premises to the Landlord broom clean and in good condition, ordinary wear and tear, and loss of casualty or condemnation excepted.


         7.2 All improvements, alterations or additions made by the Tenant shall remain the property of the Tenant during the term of this Lease, but shall become the property of the Landlord upon termination of this Lease, at no expense to the Landlord, an shall remain upon and be surrendered with the Demised Premises, as part thereof, at the expiration or termination of this Lease.

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         7.3 Work performed by Tenant under the provisions of this Lease which is covered by insurance shall entitle Tenant to the insurance proceeds as a reimbursement for such work.

                                   SECTION 8.

                             PARKING LOT MAINTENANCE

         8.1 Tenant covenants and agrees to keep the Demised Premises clean, both inside and out, at its own expense, and to keep the walks and parking areas within the Demised Premises free from rubbish, snow and ice at its own expense. Tenant covenants and agrees to keep the entranceways, parking areas and interior roadways in good order and repair and to replace or repair any and all defects thereto, at its sole expense, including the cleaning and restriping of the parking area and driveways, snow removal, the maintaining and repairing of all landscaped and planted areas, and the maintaining, repairing and replacing of parking lot lighting facilities. Tenant shall contract and pay for the cost of garbage and trash removal, so that there shall be no accumulation of trash or garbage.

                                   SECTION 9.

                            ASSIGNMENT AND SUBLETTING

         9.1 The Tenant may not assign this Lease or sublet, or permit the Demised Premises or any part thereof, to be used by others, without the prior written consent of the Landlord, which consent shall not be reasonably withheld or delayed.

                                   SECTION 10.

                             UTILITIES AND EASEMENTS

         10.1 All light, heat, power, gas, water and sewer charges shall be paid for by the Tenant when due and payable.

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                                   SECTION 11.

                                 MECHANICS LIENS


        11.1 Tenant shall indemnify and save harmless the Landlord against all loss, liability, costs, attorneys fees, damages or interest charges as a result of any Mechanic's Lien or any other lien filed against the Demised Premises as a result of any act or omission or as a result of any repairs, improvements, alterations or additions made by the Tenant or its agents or employees. The Tenant shall, within thirty (30) days of the filing of any such Lien and notice given to the Tenant, remove, pay or cancel said Lien or secure the payment of any such Lien or Liens by bond or other acceptable security. The landlord, at its option, after thirty (30) days notice to the Tenant may pay the said Lien or at its discretion, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord for the total expense incurred by the Landlord in discharging or bonding the said Lien as additional rent hereunder. Tenant shall have the right, at all times and at its own expense, to contract and defend, on behalf of the Tenant or Landlord, an action involving the cancellation, validity or removal of such Lien or Liens.

                                   SECTION 12.

                                    LIABILITY

         12.1 The Landlord and the Landlord's agent and employees shall not be liable for, and the Tenant waives, any and all claims for damages to persons and property sustained by the Tenant or the Tenant's agents, employees, assigns, licensees, concessionaires, invitees or any person claiming through said parties resulting from any accident or occurrence in or upon the Demised Premises, except for the negligence of the Landlord or the Landlord's agents and employees. Said waiver shall include, but not be limited to, claims for damage to person or

                                      -11-

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property resulting from any equipment or appurtenance out of repair, defective electrical, heating, air conditioning, plumbing, sewer, water system or installations or from the operation of said equipment or installation, or damage by broken glass, ice, water, snow, gas entering the Demised Premises, or for the acts, omissions or negligence of trespassers. In no event shall the Tenant have, and Tenant expressly waives, any cause of action against the Landlord.

                                   SECTION 13.

                              COMPLIANCE WITH LAWS

         13.1 Tenant shall comply with all valid requirements of the Fire Underwriters or any duly constituted public authority, and with the requirements of any Federal, State, County or local law or ordinance applicable to the use and occupancy of the Demised Premises and any repairs or work performed on the Demised Premises by the Tenant, and Tenant agrees to indemnify the Landlord and save Landlord harmless from and against any penalty, damage or charge imposed for any violation by the Tenant and its successors, assigns, sublessees, licensees, agents and employees.

         13.2 Landlord shall join in or consent to any and all reasonable applications and petitions to any governmental or other public agency that Tenant may, from time to time, make in connection with the Demised Premises, provided only that Tenant shall save Landlord harmless from all costs incurred in connection therewith.

                                   SECTION 14.

                            LANDLORD'S RIGHT TO ENTRY

14.1 Landlord and his authorized agents shall have the right to enter the premises during normal working hours for the purpose of inspecting the general condition and state of

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repair of the Demised Premises and to show the Demised Premises to any prospective purchaser, but only upon three (3) days prior written notice to Tenant.

         14.2 During the final ninety (90) day period of the Lease term, Landlord and its authorized agents shall have the fight to erect on or about the Demised Premises a customary sign advertising the Demised Premises for lease or for sale. During said 90-day period, Landlord and its authorized agents shall have the right to enter the Demised Premises during normal working hours for the showing of the Demised Premises to prospective tenants or purchasers.

                                   SECTION 15.

                             MORTGAGE SUBORDINATION

         15.1 Tenant agrees within ten (10) days after request therefor by Landlord, to execute in recordable form and deliver to Landlord a statement, in writing, certifying (a) that this Lease is in full force and effect, (b) the date of commencement of the term of this Lease, (c) that rent is paid currently without any offset or defense thereto, (d)the amount of rent, if any, paid in advance, (e) whether this Lease has been modified and, if so, identifying the modifications, and (f) that there are no uncured defaults by Landlord or stating those claimed by Tenant, provided that, in fact, such facts are accurate and ascertainable.

         15.2 In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord covering the Demised Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Demised Premises, Tenant hereby attorns to such assignee or transferee and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns such successor in interest

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and recognizes such successor as the Landlord under this Lease.

         15.3 Tenant agrees that this Lease and Tenant's rights thereunder are subject and subordinate to any mortgage or mortgages now on or that may hereafter be placed upon the Demised Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that any Lender named in said mortgages shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default pursuant to a non-disturbance agreement in form and substance acceptable to the Lender. Further, Tenant agrees that if Landlord defaults in its performance of any of the covenants under the Lease and if such default is not cured by the Landlord, then Landlord's Lender shall be entitled to an additional thirty-day cure period. Tenant also agrees that any mortgagee may elect, at mortgagee's sole and exclusive option, to have this Lease constitute a prior lien to its mortgage, and in the event of such election and upon notification by such mortgagee to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage, whether this Lease is dated prior to or subsequent to the date of said mortgage. Tenant agrees that, upon the request of Landlord, or any mortgagee, Tenant shall execute whatever instruments may be required to carry out the intent of this Section.

                                   SECTION 16.

                                     DEFAULT

         16.1 The occurrence of any one or more of the following events (herein sometimes called "defaults") shall, with the giving of notice or the passage of time, if applicable, constitute an Event or Default under this Lease:

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                  (a) If default shall be made in the due and punctual payments of any rent or additional rent payable under this Lease or the Original Lease or any part thereof when and as the same shall become due and payable, and such default shall continue for a period of ten (10) days, without notice, from the date when due; or

                  (b) If default shall be made by Tenant in the performance or compliance with any of the agreements, terms, covenants or conditions in this Lease, other than those contained in Subsection 16.1 (a) for a period of thirty
(30) days after written notice from Landlord to Tenant specifying the items in default, or in the case of a default of a covenant which cannot with due diligence be cured within said thirty (30) day period, Tenant fails to proceed within said thirty (30) day period to cure the same with due diligence, it being intended in connection with a default not susceptible of being cured with due diligence within said thirty (30) day period that the time of Tenant within which to cure the same shall be extended for such period as necessary to complete the same with all due diligence; or

                  (c) Immediately upon Tenant's filing of a voluntary petition in bankruptcy or adjudication as a bankrupt or insolvent, or filing any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or future applicable, federal, state or other statute of law, or seeking or consenting to or acquiescence in the appointment of any bankruptcy or insolvency trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises; or

                  (d) If within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation,

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dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future federal, state or other bankruptcy or insolvency statute of law, such proceeding shall not have been dismissed within twenty (20) days after notice from Landlord to Tenant of an intention to terminate this Lease for failure to remove the condition in question or if, within one hundred twenty (120) days after the appointment, without the consent or aquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of all or substantially all of its properties or of the Premises such appointment shall not have been vacated or stayed on appeal or otherwise, of if, within one hundred twenty (120) days after notice (to be given not before the expiration of said one hundred twenty (120) day period) from Landlord to Tenant of an intention to terminate this Lease for failure to remove the condition in question. Then and in any such event Landlord at any time thereafter may give written notice to Tenant specifying such event of default or events of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least ten (10) days after the giving of such notice, and upon the term hereby demised and all rights of Tenant under this Lease shall expire and terminate, and Tenant shall remain liable as hereinafter provided; or

                  (e) Immediately upon the occurrence of any default under Article Eight of the Original Lease, with the giving of notice or the passage of time, as applicable.

         16.2 (a) If any one or more Events of Default set forth in Section 16.1 occurs, the Landlord may, at its option, do any one or more of the following:


                           (i)    Either with or without terminating this Lease,
at Landlord's option, proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Tenant of applicable terms and covenants of this Lease and to recover from the Tenant

                                      -16-

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any and all damages and expenses, including reasonable attorneys' fees; and
notwithstanding any termination the Tenant nevertheless covenants and agrees to pay and be liable for, on the days originally fixed herein for the payment therefor, the several installments of rent, accrued damages and all other charges as a continuing obligation of Tenant; or

                           (ii) By written notice to the Tenant terminate this
Lease as of the earliest date permitted by law, and accelerate and declare immediately payable and due all monies owed or to be paid by the Tenant during the remaining term of this Lease, including all amounts in arrears, and Landlord shall have the right, to the extent permitted by applicable statutes (A) to recover all monies so declared due and payable, except that future payments shall be discounted at the LOWER of 9% per annum or the then prevailing prime interest rate charged by principal New York City banks; (B) to terminate Tenant's right to possession of the Demised Premises and, without being deemed guilty of any manner of trespass, to retake immediate possession thereof; (C) to recover all costs and expenses, including, but not limited to, reasonable attorneys' fees and the costs of repairs and alterations, which Landlord shall have incurred or may incur by reason of the Event of Default or on account of Landlord's enforcement of its remedies hereunder and (D) to pursue any other remedy permitted at law or in equity; or

                          (iii) Without further demand or notice, to cure any
Event of Default and to charge the Tenant, as additional rent, for the cost of effecting such cure, including but not limited to attorneys' fees and interest on the amount so advanced at the prime interest rate of principal New York City banks plus 2 percentage points; PROVIDED, HOWEVER, that in no event shall the Landlord have an obligation to cure any such Event of Default.

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

                  (b) In the event of a termination made pursuant to Subsection 16.2(a)(ii) only, the Landlord agrees to use reasonable efforts to mitigate his damages and, conditioned on Tenant's good faith efforts to so pay the damages due to the Landlord, to: (i) If Landlord is successful at reletting the Demised Premises, to reimburse the Tenant (up to the maximum amount of damages actually paid hereunder) 5 years value of Re-Lease Proceeds as such proceeds are actually collected. "Re-Lease Proceeds" shall mean the monthly or other scheduled rental payments received under a re-lease to a third party, less all costs incurred by the Landlord in marketing the Demised Premises since the effective date of the applicable Event of Default (which may include concessions of free rent and alteration and repair of the Demised Premises), LESS all applicable commissions, LESS a 5% administration fee on account of and payable to the Landlord, and, in any case, subject and subordinate to the rights of the Lender; or (ii) If Landlord, at its sole and exclusive option, elects to sell the Demised Premises within two years after the effective date of the Event of Default, it agrees to reimburse the Tenant (up to the maximum amount of damages actually paid hereunder) 20% of the amount by which the aggregate net sales proceeds (after deducting marketing expenses, sales commissions and repair and alteration of the Demised Premises) of the Existing Warehouse and the Demised Premises exceeds $10 million, subject and subordinate to the rights of the Lender. In no event shall Landlord's efforts to mitigate damages delay Tenant's payment in full of all damages or otherwise offset or reduce any amounts payable under Subsection 16.1
(a)(ii).
                  (c) Landlord shall at all times retain the discretion of which successor tenants, for what term, and at what rental, it shall obtain in re-leasing the Demised Premises.

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         16.3 Upon such expiration or termination of this Lease, Tenant shall quit and peacefully surrender the Demised Premises to Landlord, and Landlord, upon or at any such expiration or termination, may without further notice enter upon and re-enter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the fight to receive all rental income of and from the same.

         16.4 In case of any such termination, the rents and all other charges required to be paid up to the time of such termination, re-entry or dispossess, shall be paid by Tenant and Tenant shall also pay to Landlord all reasonable expenses which Landlord may then or thereafter incur for legal expenses, repair and alteration of the Demised Premises, attorney's fees, brokerage commissions and all other reasonable costs paid or incurred by Landlord for restoring the premises to good order and condition. Landlord may, at any time and from time to time, relet the Demised Premises, in whole or in part, for any rental then obtainable either in its own name or as agent of Tenant, for a term or terms which, at Landlord's option, may be for the remainder of the then current term of this Lease or for any longer or shorter period.

         16.5 Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the party in question of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in

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equity or by statute or otherwise.

                  16.6 Tenant waives any and all rights of redemption or re-entry or repossession under present or future laws, including specifically, but without limitation Section 761 of the New York Real Property Actions and Proceedings Law, including any amendments hereafter, to restore the operation of this Lease.

                                   SECTION 17.

                                 EMINENT DOMAIN

         17.1 If the whole or any part of the Demised Premises shall be taken or condemned by any competent authority for any public use or purpose then the term hereby granted shall cease from the time when possession of the part so taken shall be required for such public purpose and without apportionment of award, the Tenant hereby assigns to the Landlord all right and claim to any such award and the current rent. Tenant shall have the right to claim and recover from the condemning authority, but not from the Landlord, such compensation as may be separately awarded or recoverable by the Tenant in Tenant's own right for its equipment, improvements and relocation expenses.

                                   SECTION 18.

                              VACATION OF PREMISES

         18.1 The Tenant shall and will, on the 1st day of the term hereof, and upon any earlier termination of this Lease, or upon re-entry by the Landlord upon the Demised Premises pursuant to Section 16 hereof, surrender and deliver up the Demised Premises into the possession and use of the Landlord without fraud or delay in good order, condition and repair, reasonable wear and tear and damage by fire or other casualty excepted.

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                                   SECTION 19.

                       INVALIDITY OF PARTICULAR PROVISIONS

         19.1 If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                                   SECTION 20.

                                     NOTICES
         20.1 All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if sent by United States Registered or Certified Mail, postage prepaid, addressed to the Landlord at:

                           ROBERT J. HIGGINS
                           6 Sage Estate
                           Albany, New York 12204

and to the Tenant at:

                           TRANS WORLD ENTERTAINMENT CORP.
                           P.O. Box 12-490
                           Albany, New York 12212
                           Attn: Vice President-Finance

or such other persons and addresses as the Landlord and the Tenant may from time to time designate by written notice addressed to one another. Notices, demands and requests which shall be served by Registered or Certified Mai1 upon the Landlord or the Tenant, in the manner aforesaid, shall be deemed sufficiently served or given for all purposes hereunder at the time

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such notice, demand or request shall be mailed United Stated Registered or
Certified Mail as aforesaid in any Post Office or Branch Office regularly maintained by the United States Government.

                                   SECTION 21.

                                 QUIET ENJOYMENT

         21.1 The Tenant, upon paying the rent, additional rent and charges herein provided for and observing and keeping all covenants and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by, through, or under Landlord.

         21.2 Landlord covenants and represents that the office was constructed in a good and workmanlike manner and agrees to warrant the same for a period of two (2) years from the date of this Lease. In addition, the Landlord hereby assigns to Tenant all contractors' and suppliers' warranties in connection with the construction of the office and the installation of equipment and fixtures. Landlord's warranty under this Section 21.2 is personal to Robert J. Higgins and may not be assigned by him in any manner whatsoever without Tenant's prior written consent. Further, Tenant agrees that any Lender assuming Landlord's rights under this Lease by way of assignment, foreclosure, or otherwise, shall be exculpated from any liability whatsoever from this and any other representation, covenant or warranty, express or implied, by operation of law or otherwise.

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                                   SECTION 22.

                            MISCELLANEOUS PROVISIONS

         22.1 RECORDATION. The Landlord and Tenant agree to execute a Memorandum of Lease in compliance with Section 29I-C of the Real Property Law of the State of New York for the purpose of recording this Lease in the Albany County Clerk's Office. This Lease may not be recorded by either party.

         22.2 CAPTIONS. The captions of this Lease are for convenience and reference and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

         22.3 NEW YORK LAWS TO GOVERN CONSTRUCTION AND ENFORCEMENT. This Lease shall be construed and enforced in accordance with the laws of the State of New York.
         22.4 ENTIRE AGREEMENT. Upon the execution and delivery hereof, this instrument shall constitute the entire agreement between the Landlord and the Tenant for the Demised Premises. This Lease cannot be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         22.5 SUCCESSORS AND ASSIGNS. The covenants and agreements herein contained shall bind and inure to the benefit of the Landlord, its successors and assigns, and the Tenant, its successors and assigns, except as otherwise provided herein.

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         IN WITNESS WHEREOF, the Landlord and Tenant have each executed this
Lease Agreement as of the day and year first above written.

                                      -24-